UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2015

Big Heart Pet Brands

(Exact name of registrant as specified in its charter)

Delaware	333-107830-05	75-3064217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Maritime Plaza, San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Big Heart Pet Brands (the “Company”) today issued a notice pursuant to the Indenture governing its $900 million currently outstanding 7.625% Senior Notes due 2019 (the “Notes”) that it intends to redeem the full aggregate principal amount outstanding of the Notes on March 16, 2015 (as may be modified as described below, the “Redemption Date”). The Notes will be redeemed at a redemption price equal to 101.906% of their aggregate principal amount plus accrued and unpaid interest to the Redemption Date.

The obligation of the Company to pay the Redemption Price on the Redemption Date is subject to the following conditions precedent:

(1)	the occurrence of the Effective Time (as defined in that certain Agreement and Plan of Merger, dated as of February 3, 2015 (the “Merger Agreement”), among Blue Acquisition Group, Inc. (“BAG”), a Delaware corporation, The J. M. Smucker Company, an Ohio corporation (“Smucker”), SPF Holdings I, Inc., a Delaware corporation, SPF Holdings II, LLC, a Delaware limited liability company, and Blue Holdings I, L.P., as amended, supplemented, or otherwise modified from time to time);

(2)	receipt by Smucker of net cash proceeds from third-party debt financing sources for the purpose of enabling, and in an amount sufficient to enable, Smucker to fulfill its obligations under the Merger Agreement, repay or redeem certain existing debt of BAG and its subsidiaries, and pay certain fees and expenses in connection therewith; and

(3)	receipt by the Company of immediately available funds for the purpose of enabling, and in an amount sufficient to enable, the Company to redeem the Notes in full and pay certain fees and expenses in connection therewith.

In the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent shall be satisfied as provided above, or the redemption of the Notes may not occur and the redemption notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied by the Redemption Date, or the Redemption Date as so delayed.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this current report on Form 8-K, the words “intends,” “seek” and “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG HEART PET BRANDS

Date: February 13, 2015	By:	/s/ Timothy S. Ernst
Name: Timothy S. Ernst
Title: Secretary